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                                                                   Exhibit 10.18


                    AGREEMENT OF SEVERANCE AND MUTUAL RELEASE
                    -----------------------------------------

         This Agreement of Severance and Mutual Release ("Agreement") is made effective as of the 1st day of January, 1999 between Peggy Crow Smith ("Smith") and Lexford Residential Trust, a Maryland real estate investment trust (together with its predecessor by merger, Lexford, Inc., formerly known as Cardinal Realty Services, Inc., "Lexford Trust").

                                   WITNESSETH:
                                   -----------

         WHEREAS, Smith and Lexford each desire to amicably agree to the terms of Smith's resignation from all positions including, without limitation, as an employee or officer with Lexford Trust or any of its subsidiaries, affiliates or partnerships (collectively with Lexford Trust, "Lexford"); subject, however, to the provisions for Smith's continuing services for Lexford's benefit as set forth in this Agreement.

         NOW, THEREFORE, in consideration of the covenants and agreements set forth in this Agreement, and other good and valuable consideration exchanged by the parties hereto, the sufficiency of which to support each and every covenant herein is expressly acknowledged by the parties hereto, the parties agree as follows:

1.       Resignation.
         ------------
         Smith, simultaneous with, and by means of the execution and delivery hereof, hereby tenders her resignations, to become effective on the Termination Date (as defined below), as Vice President of Human Resources of Lexford Trust and as Vice President and Assistant Secretary of Lexford Properties, Inc. ("LPI") in which status she has heretofore served pursuant to that certain Employment Agreement between Smith and LPI dated August 1, 1996 (the "Employment Agreement"). Lexford and LPI hereby accept such resignations, to be effective on the Termination Date. To the extent not covered by the aforementioned resignations, this Agreement shall serve as Smith's resignation from all positions with Lexford. For purposes of this Agreement the "Termination Date" means the date on which Lexford Trust completes its planned relocation of its Human Resources department and employees from its current location in Irving, Texas to its proposed new location in Reynoldsburg, Ohio. At the time this Agreement is being executed by Smith and Lexford Trust, the parties intend that the Termination Date will occur on, or about, January 31, 1999. Between the date of this Agreement and the Termination Date, Smith will continue as an employee of Lexford Trust and LPI pursuant to the terms of the Employment Agreement at the compensation provided for therein. Lexford Trust covenants to use its reasonably commercial efforts to effect the events prerequisite to the Termination Date as soon as reasonably practicable. Smith will cooperate with Lexford Trust in assisting Lexford Trust to attain this stated objective prerequisite to the occurrence of the Termination Date. Accordingly, the term of the Employment Agreement will, upon the Termination Date, be deemed terminated



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without further action by Smith or Lexford and the terms and provisions thereof, solely except those contained in Paragraph 8 (with the exception of subparagraph
(a)(i) of said Paragraph 8 which is subject to the release set forth herein) which will remain in full force and effect, will be of no further force and effect.

2.       Continuing Service Following Termination Date.
         ----------------------------------------------
         From and after the Termination Date, Smith will continue to provide services for the benefit of Lexford Trust in the capacity of Human Resources Director of Brentwood-Lexford Partners, LLC ("BLP"). Smith acknowledges and agrees that she has been providing human resource support services through her own efforts and those of the staff she currently supervises in her current employment capacity with Lexford Trust and LPI. Smith and her staff have been providing these services in furtherance of the terms of that certain Stock Purchase Agreement dated as of April 1, 1998, by and between LPI and BLP (the "Stock Purchase Agreement"). Smith acknowledges and agrees that she is familiar with the relevant terms and provisions (specifically, Sections 5.3 and 5.4) of the Agreement. Smith further acknowledges and understands that from and after the Termination Date through and including the Service Completion Date (as defined below) her personal duties to BLP will increase from a limited time basis to a full-time basis as its Human Resources Director. Smith will provide the services contemplated by this Paragraph 2 beginning on the first business day following the Termination Date through, and including, the earlier of (i) November 30, 1999; or (ii) the date upon which Smith shall obtain a full release for her benefit and the benefit of LPI, duly executed and delivered by BLP, stating that BLP has released Smith, LPI and each of their respective affiliates, successors and legal representatives from any and all duties for provision of human resource services which might otherwise be devoted by one full-time employee for the benefit of BLP pursuant to the terms of the Stock Purchase Agreement (the "Service Completion Date"). Any such release will be, in form and substance, reasonably satisfactory to LPI and will be obtained at no cost or expense to LPI (it being understood that, for purposes of this Paragraph 2, "cost" will be deemed to include, without limitation, any incremental increase to LPI in continuing to discharge its obligations to BLP under the Stock Purchase Agreement which would result following a proposed release of Smith). The period of time which will transpire between the Termination Date and the Service Completion Date is hereinafter referred to as the "Service Continuation Period". Smith agrees to devote her full-time and best efforts to the diligent performance of her duties as the Human Resources Director, of BLP during the Service Continuation Period.

3.       Final Compensation.
         -------------------
         Following the Termination Date, Lexford will pay to Smith, as ongoing compensation, severance compensation and in full consideration of Smith's release and covenants contained herein:

         (a) During the Service Continuation Period and in consideration of the services Smith will provide to BLP for the account and benefit of Lexford Trust and LPI, compensation of One Hundred Twenty-five Thousand



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              Dollars ($125,000) per annum, payable in regular bi-monthly installments, subject to all applicable employee payroll, withholding and other employment taxes. In addition, during the Service Continuation Period, Lexford Trust will provide continuation of healthcare, dental, life and disability insurance coverage in accordance with the terms of Lexford Trust's group insurance programs and Smith may remain an active participant in Lexford Trust's 401(k) Savings Plan.

         (b) Not later than seven days following the Service Completion Date, a lump sum payment to Smith in an amount determined by multiplying the sum of One Hundred Twenty-five Thousand Dollars ($125,000) by a fraction, the numerator of which will equal the number of days which will transpire from the first business day following the Service Completion Date, through and including July 31, 2000, and the denominator of which will equal 365. Smith acknowledges that such payment to be made to her in accordance with this Paragraph 3(b) will be made net of applicable employee payroll withholding and other employment taxes.

         (c) Ownership, possession and use of that certain desktop computer terminal which Smith has used during her employment with Lexford.

         (d) Payment of attorneys' fees and disbursements incurred by Smith, as well as Annette Hoover, in the negotiation, preparation, review and execution of this Agreement, as well as that certain Agreement of Severance and Mutual Release of even date herewith between Lexford Trust and Annette Hoover, in an aggregate amount not to exceed $2,500. Lexford's obligations under this Paragraph 2(d) will be satisfied by direct payment of such attorneys' fees and disbursements in an aggregate amount not to exceed $2,500 to the law firm of Michener, Larimore et. al., of Fort Worth, Texas.

         (e) Any vested benefits, pursuant to the provisions of the Company's 401(k) Savings Plan.

         (f) Commencing on the first business day following the Service Completion Date, three (3) months outplacement services through Right Associates. Such services will include, but are not limited to, career assessment, determination of career objectives, career transition campaign design, career transition campaign execution, financial consulting, and support services.

         (g) Smith acknowledges and agrees that the considerations to be given to her pursuant to this Paragraph 3 will be made in full satisfaction of any and all obligations and liabilities which Lexford, LPI or any of their respective affiliates owes, or may owe, to Smith in respect of the Employment



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              Agreement or any other agreements, documents, instruments or arrangements (whether written or verbal) existing between Smith and any of them. Such obligations satisfied hereby include, by way of example and not by way of limitation: (i) Lexford's prior obligations under the Employment Agreement to furnish Smith with any health and dental insurance, life insurance, disability insurance, retirement or other employee benefits of any kind, nature or description, it being understood and agreed that, from and after the Service Completion Date, all such obligations shall cease immediately and be of no further force and effect; provided, however, that nothing herein shall impact statutory obligations imposed by the Comprehensive Omnibus Budget Reconciliation Act; and (ii) the obligations of Lexford Trust and LPI (as successor by merger to Rexflor Acquisition Corporation), if any, remaining under that certain Merger Agreement dated August 1, 1996, by and among Lexford Trust, Rexflor Acquisition Corporation, LPI and LPI's former shareholders, including Smith (the "Merger Agreement").

4.       Return of Equipment.
         --------------------
         As provided in Paragraph 3(b) above, Smith may keep the desktop personal computer terminal she used during her employment with Lexford; however, promptly following the Service Completion Date she must return all other equipment owned by Lexford, including, but not limited to, dictation equipment, and will remove such retained computer terminal as well as all personal effects from the office space she has occupied at Lexford's offices in Irving, Texas.

5.       Release by Employee.
         --------------------

         (a) Smith, for herself and her dependents, successors, assigns, heirs, representatives, attorneys, executors and administrators (and her and their legal representatives of every kind), hereby completely and irrevocably discharges and releases Lexford and LPI, their respective officers, trustees, directors, employees, agents, shareholders, affiliates, subsidiaries, related entities, successors and assigns from any and all claims, demands, actions, causes of action and/or liability whatsoever involving any matter arising out of or in any way related, directly or indirectly, to
              (i) Smith's employment with Lexford and LPI, including any positions with subsidiary or affiliate entities, compensation therefor, or the termination thereof, including, but not limited to, any claim for employment discrimination in violation of Title VII of the Civil Rights Act of 1964, 42 U.S.C. Section 2000e, et seq., the Age Discrimination in Employment Act, 29 U.S.C. Section 621, et seq., the Americans with Disabilities Act, 42 U.S.C.
              Section 12101, et seq., Ohio Revised Code Section 4112, Ohio Revised Code Section 4101 and any other federal, state or municipal fair employment practice or discrimination laws, statutes or ordinances, (ii) the Merger Agreement; and (iii) any and all other matters, rights, claims, actions, suits, liens,



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              debts, dues, damages or demands of every kind, whether or not referred to in this Agreement, arising, occurring, accruing or in existence on, or prior to, the date hereof. Smith agrees that she will not seek reinstatement or reemployment with Lexford or any affiliate thereof at any time in the future.

         (b) Smith further agrees and acknowledges that she (i) has been advised by Lexford to consult with legal counsel prior to executing this Agreement and the release provided for in this Paragraph 4; (ii) has had an opportunity to consult with and has been advised by legal counsel of her choice; (iii) fully understands the terms of this Agreement; and (iv) enters into this Agreement freely and voluntarily and intending to be bound.

6.       Release by Lexford.
         -------------------
         Except as provided in the immediately succeeding sentence Lexford Trust, on behalf of itself and its affiliated, related and subsidiary entities, successors and assigns (herein the "Lexford Releasors"), hereby completely and irrevocably releases and forever discharges Smith, her successors, assigns, heirs, representatives, attorneys, executors and administrators from any and all claims, demands, damages, actions and/or causes of action of any kind and every description, which the Lexford Releasors now have or may have had for, upon, or by reasons of any cause whatsoever, against Smith. This release shall not, however, apply to the obligations of Smith, arising under or evidenced by this Agreement or under Paragraph 8 of the Employment Agreement (with the exception of subparagraph (a)(i) of said Paragraph 8 which is subject to the release set forth herein).

7.       Continued Availability and Cooperation.
         ---------------------------------------

         (a) From and after the Termination Date, Smith shall cooperate fully with Lexford and with Lexford's counsel in connection with any future actual or threatened litigation or administrative proceeding involving Lexford, its affiliated, related or subsidiary entities, its officers, directors, shareholders, employees, agents and representatives, and its successors or assigns that relates to events, occurrences or conduct occurring (or claimed to have occurred) during the period of Smith's employment by Lexford and LPI (or any of its predecessors-in-interest).

         (b) Smith shall be reimbursed by Lexford for reasonable travel, lodging, telephone and similar expenses incurred in connection with any such cooperation required under Paragraph 7(a) above, which Lexford shall reasonably endeavor to schedule at times not conflicting with the reasonable requirements of any third party with whom Smith has a business relationship that provides remuneration to Smith. Smith shall not unreasonably withhold her availability for such cooperation.



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8.       Successors and Binding Agreement.
         ---------------------------------

         (a) This Agreement shall be binding upon and inure to the benefit of Lexford and any successor of or to Lexford, including, without limitation, any persons acquiring directly or indirectly all or substantially all of the business and/or assets of Lexford whether by purchase, merger, consolidation, reorganization or otherwise be assignable or delegable by Lexford.

         (b) This Agreement shall inure to the benefit of and be enforceable by Smith, her personal or legal representatives, executors, administrators, successors, heirs, distributees and/or legatees.

         (c) This Agreement is personal in nature and none of the parties hereto shall, without the consent of the other parties, assign, transfer or delegate this Agreement or any rights or obligations hereunder except as expressly provided in Paragraphs 8(a) and 8(b) of this Agreement.

         (d) This Agreement is intended to be for the exclusive benefit of the parties hereto, and except as provided in Paragraph 8(a) of this Agreement, no third party shall have any rights hereunder.

9.       Confidentiality and Statements to Third Parties.
         ------------------------------------------------

         (a) Except as otherwise required by law and except to the extent, and only to the extent, that Lexford has, publicly disclosed, or will publicly disclose the terms of this Agreement due to its status as a reporting company under the Securities Exchange Act of 1934 and Smith's prior affiliate status, Smith will not disclose the terms of this Agreement to anyone other than members of her immediate family, her accountants, or her legal advisors, as necessary, and Smith will require that they and their agents take all reasonable steps to maintain the confidentiality hereof, except as otherwise required by law, and Lexford will further disclose the terms of this Agreement only to those persons (including employees of Lexford) with a genuine business interest in learning such information.

         (b) Neither Smith nor Lexford shall, directly or indirectly, make or cause to be made any statements to any third parties criticizing or disparaging the other or commenting adversely on the character or business reputation of the other, but this provision shall not limit the ability or responsibility of either party to respond to the best of its knowledge to administrative or regulatory inquiries or to testify to the best of its knowledge in legal proceedings.


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         (c)  Smith agrees not to disclose, divulge, discuss, copy or otherwise use or suffer to be used in any manner, in competition with, or contrary to the interests of, Lexford or any of Lexford's subsidiaries, affiliates or related entities, customer lists, product research, pricing information, Lexford's trade secrets or any other information that would provide Lexford's competitors with information about Lexford's methods, goals, or customers, it being acknowledged by Smith that all such information regarding Lexford's business and Lexford's subsidiaries, affiliates and related entities compiled or obtained by, or furnished to, Smith while Smith was employed by or associated with Lexford is confidential information and Lexford's exclusive property.

10.      Notices.
         --------
         For all purposes of this Agreement, all communications provided for herein shall be in writing and shall be deemed to have been duly given when delivered, addressed (a) to Lexford (to the attention of its General Counsel) at its principal executive offices located at The Huntington Center, 41 South High Street, Suite 2410, Columbus, Ohio 43215, and (b) to Smith at her principal residence, or to such other address as either party may have furnished to the other in writing and in accordance herewith. Notices of change of address shall be effective only upon receipt.

11.      Governing Law.
         --------------
         The validity, interpretation, construction and performance of this Agreement (and every other issue arising hereunder) shall be governed by the laws of the State of Ohio, without giving effect to the principles of conflict of laws of such state.

12.      Miscellaneous.
         --------------
         Lexford and Smith hereby acknowledge and understand that:

         (a) Each has been afforded the opportunity to review and consider the terms of this Agreement for a period of forty-five (45) days and any waiver of such opportunity has been effected knowingly and voluntarily with the benefit of legal counsel;

         (b) Each has availed herself or itself of the opportunity to receive counsel regarding their respective rights, obligations and liabilities;

         (c) Nothing in this Agreement is or shall be construed as an admission by Lexford of any breach of any agreement or any intentional or unintentional wrongdoing of any nature;

         (d) Neither Smith nor Lexford have made any representations concerning the terms or effects of this Agreement other than those contained in this Agreement and this Agreement may not be modified or terminated orally;



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         (e)  The terms of this Agreement are not effective or enforceable until seven (7) days after its execution, during which period Smith may revoke this Agreement;

         (f) The benefits provided Smith herein are in excess of the benefits as to which she would otherwise be entitled;

         (g) The death or disability of Smith following the Service Completion Date Agreement shall not affect or revoke this Agreement or any of the obligations of the parties hereto. No provision of this Agreement may be modified, waived or discharged unless such waiver, modification or discharge is agreed to in writing signed by Smith and Lexford. No waiver by either party hereto at any time of any breach by the other party hereto or compliance with any condition or provision of this Agreement to be performed by such other party shall deemed a waiver of similar or dissimilar provisions or conditions at the same or at any prior or subsequent time. No agreements or representations, oral or otherwise, expressed or implied, with respect to the subject matter hereof have been made by any of the parties that are not set forth expressly in this Agreement and every one of them (if, in fact, there have been any) is hereby terminated without liability or any other legal effect whatsoever; and

         (h) Except as provided for in this Agreement, all compensation and other payments due Smith as a result of her employment with Lexford have been paid in full and Smith is not entitled to any additional salary, bonus or other payments whatsoever.

         (i) Smith hereby represents and warrants to Lexford that she is an unmarried individual.

13.      Entire Agreement.
         -----------------
         This Agreement (together with the other documents and supporting information delivered simultaneously herewith) shall constitute the entire agreement among the parties hereto with respect to the subject matter hereof and shall supercede all prior verbal or written agreements, covenants, communications, understandings, commitments, representations or warranties, whether oral or written, by any party hereto or any of its representatives pertaining to such subject matter.

14.      Validity.
         ---------
         The validity or unenforceability of any provision of this Agreement shall not affect the validity or enforceability of any other provision of this Agreement which shall nevertheless remain in full force and effect.



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15.      Counterparts.
         -------------
         This Agreement may be executed in one or more counterparts, each of which shall be deemed to be an original, but all of which together shall constitute one and the same Agreement.

16.      Captions and Sections Headings.
         -------------------------------
         Captions and section headings used herein are for convenience and are not part of this Agreement and shall not be used in construing it.

17.      Further Assurances.
         -------------------
         Each party hereto shall execute such additional documents and do such additional things, as may reasonably be requested by the other party to effectuate the purposes and provisions of the Agreement.


         IN WITNESS WHEREOF, the undersigned parties have hereunto executed this Severance Agreement and Mutual Release as of the day and date first above written.


WITNESSES:                                  LEXFORD RESIDENTIAL TRUST

/s/ Susan D. Krumlauf                       By: /s/ BRADLEY A. VAN AUKEN
------------------------                        ------------------------
                                                Bradley A. Van Auken
/s/ Christine Gallion                           Senior Vice President
------------------------

/s/ Teresa Johnson                              /s/ PEGGY CROW SMITH
------------------------                        ------------------------
                                                Peggy Crow Smith
/s/ Lauri Danlizo
------------------------



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STATE OF OHIO              )
                           )       SS:
COUNTY OF FRANKLIN         )

         BEFORE ME, a Notary Public in and for said County and State, personally appeared Bradley A. Van Auken, known to me to be the Senior Vice President of Lexford Residential Trust; he did acknowledge that he executed the foregoing Agreement of said Maryland real estate investment trust and that the same was his free act and deed and the free act and deed of said Maryland real estate investment trust.


                                                 /s/ Mark D. Thompson
                                                 -------------------------
                                                 Notary Public


STATE OF TEXAS             )
                           )       SS:
COUNTY OF DALLAS           )

         BEFORE ME, a Notary Public in and for said County and State, personally appeared Peggy Crow Smith, and she did acknowledge that she executed the foregoing Agreement and that the same was her free act and deed.


                                                 /s/ Barbara L. Lewis
                                                 -------------------------
                                                 Notary Public




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